United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 13F

Form 13F Cover Page


Report for the Calendar Year or Quarter Ended:	9-30-00

Check here if Amendment [  ];  Amendment Number:
This Amendment (Check only one.):	[  ] is a restatement.
					[  ] adds new holdings
entries.

Institutional Investment Manager Filing this Report:

Name:		John D. and Catherine T. MacArthur
Foundation
Address:	140 South Dearborn Street, Suite 1100
		Chicago, Illinois 60603-5285

Form 13F File Number:  28-

The institutional investment manager filing this report and the person by whom it is signed hereby represent that the person signing the report is authorized to submit it, that all information contained herein is true, correct and complete, and that it is understood that all required items, statements, schedules, lists and tables, are considered integral parts of this form.

Person Signing this Report on Behalf of Reporting Manager:

Name:		George B. Ptacin
Title:		Director of Finance and Tax
Phone:		312-917-0317

Signature, Place, and Date of Signing:

George B. Ptacin		Chicago, Illinois 60603-5285
		10/06/00

Report Type (check only one):

[X] 13F Holdings Report. (Check here if all holdings of this reporting manager are reported in this report.)

[ ] 13F Notice. (Check here if no holdings reported are in this report, and all holdings are reported by other reporting manager (s).)

[ ] 13F Combination Report. (Check here if a portion of the holdings for this reporting manager are reported in this report and a
portion are reported by other
reporting
    manager (s).)

Form 13F Summary Page

Report Summary:

Number of Other Included Managers:	0

Form 13F Information Table Entry Total:	0555

Form 13F Information Table Value Total:	$448,113
						(Thousands)
List of Other Included Managers:

Provide a numbered list of the name(s) and Form 13F file number(s) of all institutional investment managers with respect to which this report is filed, other than the manager filing this report. None